SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 19, 2001


                              The Right Start, Inc.
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               (Exact Name of Registrant as Specified in Charter)



     California                      0-19536                   95-3971414
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(State or Other              (Commission File Number)       (IRS Employer No.)
  Jurisdiction of                Identification
  Incorporation)


  26610 Agoura Road, Suite 250
   Calabasas, California                                            91302
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 (Address of Principal Executive Offices)                         (Zip Code)


                                 (818) 707-7100
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              (Registrant's telephone number, including area code)


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          (Former Name or Former Address, if Changed Since Last Report)


Item 2.  Acquisition or Disposition of Assets

         Toy Soldier, Inc.("Toy Soldier"), a wholly owned subsidiary of The Right Start, Inc. (the "Company"), is purchasing certain assets of FAO Schwarz ("FAO"), including its Fifth Avenue store in New York and 21 other stores throughout the United States. The purchase transaction is expected to close on or around January 6, 2002, but in no event later than January 31, 2002. Toy Soldier will change its name to FAO Schwarz, Inc. after the closing. Toy Soldier is also purchasing the assets of Quality Fulfillment Services, Inc.("QFS"), an affiliate of FAO, which runs the fulfillment services for the FAO internet and catalog operation. QFS also provides fulfillment services for several third party catalog companies as well. The transaction is subject to antitrust regulatory approval.

            The acquisition is being funded through the issuance of the Company's Series H Contingent Convertible Preferred Stock (the "Contingent Convertible Preferred Stock"), which is contingently convertible into 5 million shares of Company's common stock, no par value ("Common Stock"), and the issuance of $18 million in aggregate principal amount of Toy Soldier's 8% Subordinated Notes due 2005 (the "Notes").

            The Contingent Convertible Preferred Stock is convertible, upon approval by the Company's shareholders, at a price of $4.00 per share. The Contingent Convertible Preferred Stock, if and when converted to Common Stock, represents approximately 14.6% of the fully diluted shares of the Common Stock (approximately 34 million shares) before giving effect to employee and director stock options. Under a shareholders' agreement with FAO and QFS, Mr. Fred Kayne and affiliates of Kayne Anderson Investment Management have agreed to vote their securities in favor of all matters necessary to permit the conversion of the Contingent Convertible Preferred Stock. Upon such authorization and approval, the Company's Contingent Convertible Preferred Stock (to the extent of the conversion of the Company's other convertible securities (other than employee or director options, outstanding warrants to purchase Common Stock or the Company's Series E Convertible Preferred Stock)) will automatically convert into Common Stock.

            The Notes, which rank pari-passu on a liquidation with indebtedness of the Company or Toy Soldier to its vendors, suppliers and trade creditors incurred in the ordinary course of business ("Trade Debt"), will be guaranteed by the Company and secured by a subordinated security interest in substantially all of the assets of the Company and Toy Soldier, respectively. In the event of a liquidation, insolvency or bankruptcy of the Company or Toy Soldier, the holders of the Notes are required to share the proceeds of any collateral on a pro-rata basis with the holders of the Trade Debt. Toy Soldier must prepay 20% of the aggregate principal amount of the Notes if its consolidated EBITDA exceeds $25 million in either of fiscal 2003 or 2004 and must prepay another 20% in 2004 if the prepayment obligation is triggered in 2003. Toy Soldier also must prepay the Notes with the net cash proceeds from the closing of a sale of debt or equity securities of the Company or Toy Soldier in excess of $5 million unless the proceeds are received from the closing of a sale of debt or equity securities on condition that they be, and within 30 days of receipt are, used to accomplish a merger, consolidation or asset acquisition. Toy Soldier also must prepay the Notes with the proceeds of asset sales in excess of $500,000 unless, within 30 days of receipt of such proceeds, such proceeds are used to repay indebtedness outstanding under the Wells Fargo Retail Finance ("Wells") Loan and Security Agreement. Finally, no more than 30 days following a Change of Control, Toy Soldier must prepay the entire principal amount outstanding under the Notes. "Change of Control" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of Toy Soldier or the Company, (ii) any person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules)), directly or indirectly, of more than 50% of the total voting stock of Toy Soldier or the Company, other than in connection with a merger, consolidation or acquisition of assets in which Kayne Anderson Investment Management affiliates do not sell equity or (iii) the first day on which a majority of the members of the Board of Directors of Toy Soldier are not Continuing Directors other than in connection with a merger, consolidation or acquisition of assets in which Kayne Anderson Investment Management affiliates do not sell equity. The term "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors at the closing or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            The Company expects to file a preliminary proxy statement, as soon as possible after obtaining the appropriate information from FAO and QFS, seeking shareholder approval to increase the number of authorized shares of Common Stock from 25 million shares to 75 million shares to accommodate the conversions of the Company's various recently-issued contingently convertible securities including the Contingent Convertible Preferred Stock. The Contingent Convertible Preferred Stock entitles its holder to registration rights with respect to the underlying Common Stock.

         The Company expects that Toy Soldier will become a party to its existing working capital line of credit with Wells for a temporary time period. Toy Soldier is expected to maintain approximately $33 million in inventory at cost. The Company is currently negotiating with Wells to include Toy Soldier as a party to a longer term consolidated Loan and Security Agreement with Wells and has no reason to believe that it will not reach agreement; however, there can be no assurance that Wells will agree to include Toy Soldier on favorable terms or, if it does not, that other lenders will offer favorable terms or otherwise agree to enter into a line of credit with Toy Soldier. Nor can there be any assurance that, once the temporary period has ended that a new favorable consolidated agreement with Wells or other lenders can be reached.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a) (4) Financial statements required by this item will be filed by amendment not later than 60 days after the date that this initial report must be filed.

(c)      Exhibits

The documents for this transaction will be filed by amendment or when next required under the Securities Exchange Act of 1934.

99.1 Factors that May Affect Future Results.(1)

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(1) incorporated by reference to the Company's current report on Form 8-K filed
September 5, 2001.


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE RIGHT START, INC.


Date:  December 4, 2001                 /s/ Raymond P. Springer
                                          -----------------------
                                          Raymond P. Springer
                                          Chief Financial Officer and Secretary


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                                  EXHIBIT INDEX

99.1 Factors that May Affect Future Results.(1)

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(1) incorporated by reference to the Company's current report on Form 8-K filed
September 5, 2001.